E7	Shell Annual Report and Form 20-F 2011
Exhibits

EXHIBIT 13.1

In connection with the Annual Report on Form 20-F of Royal Dutch Shell plc (the Company) 2011, a corporation organised under the laws of England and Wales for the period ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that:

1. The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

/s/  Peter Voser

Peter Voser
Chief Executive Officer

/s/  Simon Henry

Simon Henry
Chief Financial Officer
March 14, 2012